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                                                                    EXHIBIT 99.4

                CONSENT OF QUARTERDECK INVESTMENT PARTNERS, LLC

    We hereby consent to the use of our opinion letter to the Board of Directors of BTG, Inc. included as Annex D to the proxy statement-prospectus which forms a part of the registration statement on Form S-4 relating to the proposed merger provided for in the Agreement and Plan of Reorganization dated as of September 19, 2001, among BTG, Inc., The Titan Corporation and TT Acquisition Corp., and to the reference to such opinion therein.

    In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such registration statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

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Quarterdeck Investment Partners, LLC
By:  /s/ DANIEL M. CORNELL
     -------------------------------------------
     Name:  Daniel M. Cornell
     Title:  Associate Vice President
September 28, 2001
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